 Exhibit 5.1

DLA Piper LLP (US)
303 Colorado Street, Suite 3000
Austin, Texas 78701
www.dlapiper.com
T 512.457.7000
F 512.457.7001
August 8, 2024
Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701

Re: Cirrus Logic, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as legal counsel for Cirrus Logic, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of up to 2,670,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to awards to be granted after the date hereof under the Company’s Amended and Restated 2018 Long Term Incentive Plan (the “Plan”). The 2,670,000 shares of Common Stock issuable under the Plan after the date hereof are hereinafter referred to as the “Shares.”

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. The Company has represented to us, and we have also assumed, that the Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance under the Plan. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified any factual matter relating to this opinion.

We express no opinion concerning any law other than the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of Texas. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

On the basis of the foregoing, we are of the opinion that the Shares which may be issued under the Plan after the date hereof are duly authorized shares of the Company’s Common Stock and, when issued against receipt of the consideration therefore in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Very truly yours,
/s/ DLA Piper LLP (US)
DLA Piper LLP (US)